UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2021 (February 16, 2021)

RAMACO RESOURCES, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	001-38003	38-4018838
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File No.)	Identification No.)

250 West Main Street, Suite 1800

Lexington, Kentucky 40507
(Address of principal executive offices)

Registrant’s Telephone Number, including area code: (859) 244-7455

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	METC	NASDAQ Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 2.02.        Results of Operations and Financial Condition.

On February 18, 2021, Ramaco Resources, Inc., a Delaware corporation (the “Company”), issued a press release reporting its financial and operating results for the fourth quarter and full year 2020 (the “Earnings Release”). A copy of the Earnings Release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

None of the information furnished in this Item 2.02 will be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor will it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2021, Tyler Reeder informed the Company of his decision to resign from the Board of Directors of the Company effective as of February 16, 2021. Mr. Reeder’s resignation is not due to any disagreement with the Company.

Concurrently, on February 16, 2021, the Board approved the appointment of Jennifer Gray to serve as a member of the Board with a term expiring at the Company’s annual meeting of stockholders in 2021 or until the earlier of her death, resignation, disqualification or removal. Ms. Gray was appointed to fill the vacancy created by the departure of Mr. Reeder. The appointment of Ms. Gray was effective immediately following the effectiveness of the resignation of Mr. Reeder. The Board has affirmatively determined that Ms. Gray is an independent director in accordance with the standards for independence set forth in the NASDAQ Stock Market Rules.

Ms. Gray, age 39, is the Chief Compliance Officer, Deputy General Counsel and Managing Director of Energy Capital Partners (“ECP”). Ms. Gray joined ECP in 2008, and also serves as the chair of ECP’s Compliance Committee and Environmental, Social, and Corporate Governance Committee and an observer on the Valuation Committee. In addition, Ms. Gray has been actively involved with the diligence, structuring, acquisition, divestiture, business operations and management of numerous ECP portfolio companies. Prior to joining ECP, Ms. Gray was an associate at the law firm of Latham & Watkins LLP where she represented both lenders and borrowers in joint venture, financing acquisition and development transactions. Ms. Gray received both a B.S. in International Business and a J.D. from Pepperdine University.

Certain affiliates of Yorktown Energy Partners and ECP are parties to that certain Shareholders’ Agreement, dated as of February 8, 2017, with the Company (the “Shareholders’ Agreement”). Pursuant to the Shareholders’ Agreement, for so long as ECP holds at least 10% of the outstanding shares of the Company’s common stock, ECP has the right to designate up to two individuals to the Board. Ms. Gray is one of ECP’s designated Board members. Following Ms. Gray’s appointment to the Board, ECP has designated two individuals to serve on the Board. ECP’s other designated Board member is Mahmud Riffat. Ms. Gray does not have any family relationship with any director or executive officer of the Company or any person nominated or chosen by the Company to be a director or executive officer. There are no transactions in which Ms. Gray has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with her service as a director, Ms. Gray will not receive any compensation.

Ms. Gray will enter into an indemnification agreement with the Company in the form entered into with the Company’s other directors and executive officers effective as of the effective date of her appointment to the Board, which requires the Company to indemnify her to the fullest extent permitted under Delaware law against liability that may arise by reason of her service to the Company, and to advance certain expenses incurred as a result of any proceeding against her as to which she could be indemnified. The form of indemnification agreement was filed as Exhibit 10.2 to the Company’s Registration Statement on Form S-1 (File No. 333-215363), as originally filed on January 11, 2017, and is incorporated into this Item 5.02 by reference.

The Company has issued a press release announcing Mr. Reeder’s resignation from and Ms. Gray’s appointment to the Board. A copy of the press release is attached as Exhibit 99.2 hereto.

Item 7.01. Regulation FD Disclosure.

The information set forth in Item 2.02 above and in Exhibits 99.1 and 99.2 to this Current Report on Form 8-K is incorporated herein by reference.

None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibit Description

10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Registration Statement on Form S-1 (File No. 333-215363) filed with the Commission on January 11, 2017)
99.1	Earnings Release issued on February 18, 2021
99.2	Press Release, dated February 16, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMACO RESOURCES, INC.
By:	/s/ Randall W. Atkins
Name: Title:	Randall W. Atkins Chief Executive Officer

Date:February 18, 2021